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                                                                     EXHIBIT 3.1

                         CERTIFICATE OF INCORPORATION
                                      OF
                             SCOVILL HOLDINGS INC.

                           __________________________

                                   ARTICLE I

                                     NAME

          The name of the corporation is SCOVILL HOLDINGS INC. (the "Corporation").

                                  ARTICLE II

                    REGISTERED OFFICE AND REGISTERED AGENT

          The registered office of the Corporation in the State of Delaware is located at 1209 Orange Street in the City of Wilmington, Delaware 19801, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III

                         CORPORATE PURPOSES AND POWERS

          The purpose of the Corporation is to engage in any capacity, whether by itself or by or through any other person, organization, association, partnership, corporation or other entity in which the Corporation may have an interest, in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, and the Corporation shall be authorized to exercise and enjoy all powers, rights and privileges conferred upon corporations by the laws of the State of Delaware as in force from time to time including, without limitation, all powers necessary or appropriate to carry out all those acts and activities in which it may lawfully engage.
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                                  ARTICLE IV

                                 CAPITAL STOCK

          The total number of shares of capital stock which the Corporation shall have authority to issue, from time to time, is (i) 6,000,000 shares of Common Stock, par value $.0001 per share (the "Common Stock") and (ii) 6,200,000 shares of Preferred Stock, par value $.0001 per share.

          Each share of Common Stock shall be entitled to one vote. So long as any Common Stock is outstanding, and except as otherwise expressly provided elsewhere herein, each share of Common Stock shall entitle the holder thereof to one vote on all matters to be voted upon at any meeting of the stockholders of the Corporation.

          The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation (the "Board") is expressly authorized at any time, and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series, for such consideration (not less than its par value) and with such designations, powers, preferences and relative, participating, optional or special rights, and such qualifications, limitations or restrictions, as shall be determined by the Board and fixed by resolution or resolutions adopted by the Board providing for the number of shares in each series.

          The rights of holders of shares of capital stock to take any action as provided in this Article IV may be exercised at any annual meeting of stockholders or at a special meeting of stockholders held for such purpose as provided in the By-laws or at any adjournment thereof, or by the written consent, delivered to the Secretary of the Corporation, of the holders of the minimum number of shares required to take such action.
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                                   ARTICLE V

                                 INCORPORATOR

          The name and mailing address of the incorporator is as follows:

               Robert C. Scherer
               Cahill Gordon & Reindel
               80 Pine Street
               New York, New York  10005

          The power of the incorporator as such shall terminate upon the filing of this Certificate of Incorporation.

                                  ARTICLE VI

                              CORPORATE EXISTENCE

          The Corporation is to have perpetual existence.

                                  ARTICLE VII

                              BOARD OF DIRECTORS

          (a)  Initial Directors.  The names and mailing addresses of the
               -----------------
persons who are to serve as directors until the first annual meeting of stockholders or until their successors are elected and qualified are as follows:

               Christian L. Oberbeck
               Saratoga Partners III, L.P.
               535 Madison Avenue
               New York, NY  10022

               David J. Barrett
               Scovill Fasteners Inc.
               1802 Scovill Drive
               Clarkesville, GA 30523

               William F. Andrews
               c/o Scovill Fasteners Inc.

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               1802 Scovill Drive
               Clarkesville, GA 30523

          (b)  Appointment; Number; Removal.  Subsequent to the initial
               ----------------------------
appointment of the directors herein, members of the board of directors (the "Board") shall be designated by holders of a majority of the votes under all outstanding shares of Common Stock. At any time and from time to time, subsequent to the initial appointment of the directors herein, the number of directors which shall constitute the whole Board may be increased to not more than nine or decreased to not less than one. Any change in the number of directorships must be authorized by a majority of the whole Board, as constituted immediately prior to such change. Any director may be removed, either with or without cause, by the holders of the majority of votes under all outstanding shares of Common Stock.

          (c)  Power and Authorization of the Board.  In furtherance and not in
               ------------------------------------
limitation of the powers conferred by statute, the Board is expressly authorized:

               (i) To make, alter, amend or repeal the By-laws, except as otherwise expressly provided in any By-law made by the holders of the capital stock of the Corporation entitled to vote thereon. Any By-laws may be altered, amended or repealed by the holders of the capital stock of the Corporation entitled to vote thereon at any annual meeting or at any special meeting called for that purpose;

               (ii) To determine the use and disposition of any surplus and net profits of the Corporation, including the determination of the amount of working capital required, to set apart out of any of the funds of the Corporation, whether or not available for dividends, a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created; and

               (iii) To have the general management and control of all the property of the Corporation and exercise all the powers of the Corporation, except such as may be expressly by statute, by this Certificate of Incorporation or by the By-laws conferred upon or reserved to the stockholders. Without limiting the generality of the foregoing powers, the Board, without consent or other action of the stockholders of the Corporation, may authorize the Corporation to purchase, acquire, hold, lease, mortgage, pledge, sell or convey such property, real and personal,
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     as they may, from time to time, determine, and in payment for any property or for money to issue or cause to be issued, in any manner permitted by law, stock of the Corporation, or bonds, debentures, notes or other obligations thereof, secured or unsecured.

                                 ARTICLE VIII

                         INDEMNIFICATION OF DIRECTORS,
                              OFFICERS AND OTHERS

          (a) Limitation of Liability.  A director of the Corporation shall not
              -----------------------
be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stock holders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, which provision, among other things, makes directors personally liable for unlawful dividends or unlawful stock repurchases or redemptions and expressly sets forth a negligence standard with respect to such liability, or (iv) for any transaction from which the director derived an improper personal benefit.

          If the Delaware General Corporation Law is amended after approval by the stockholders of this paragraph (a) of Article VIII to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

          (b) Indemnification.  (1)  Each person who was or is made a party or
              ---------------
is threatened to be made a party or is involved in any action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, if the basis of any such action, suit or proceeding is action in such capacity, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the
Delaware General Corpora-
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tion Law as the same exists, or may hereafter be amended (but in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the
Corporation to pro vide prior to such amendment), against all expense, liability and loss (including penalties, fines, judgments, attorneys' fees, amounts paid or to be paid in settlement and excise taxes or penalties) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the Corporation shall indemnify any such
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person seeking indemnification in connection with a proceeding (or part thereof)
initiated by such person (other than pursuant to paragraph (b)(2) of this
Article VIII) only if such proceeding (or part thereof) was authorized by the Board. The right to indemnification conferred in this paragraph (b)(1) of
Article VIII shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the Delaware
                                  --------  -------
General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this paragraph
(b)(1) of Article VIII or otherwise. Such expenses incurred by other agents may be so paid upon such terms and conditions, if any, as the Board deems appropriate.

          (2) If a claim which the Corporation is obligated to pay under paragraph (b)(1) of this Article VIII is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but
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the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

          (3) The provisions of this Section (b) of Article VIII shall cover claims, actions, suits and proceedings, civil or criminal, whether now pending or hereafter commenced and shall be retroactive to cover acts or omissions or alleged acts or omissions which heretofore have taken place. If any part of this Section (b) of Article VIII should be found to be invalid or ineffective in any proceeding, the validity and effect of the remaining provisions shall not be affected.

          (4) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section (b) of Article VIII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, the By-laws of the Corporation, agreement, vote of stockholders or disinterested directors or otherwise.

          (c) The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

          (d) Any repeal or modification of any provision of this Article VIII by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.
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                                  ARTICLE IX

                         RESERVATION OF RIGHT TO AMEND
                         CERTIFICATE OF INCORPORATION

          The Corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all the provisions of this Certificate of Incorporation and all rights and powers conferred in this Certificate of Incorporation on stockholders, directors and officers are subject to this reserved power.

          THE UNDERSIGNED being the incorporator hereinbefore named, for the purposes of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this Certificate hereby declaring and certifying that the facts herein stated are true; and accordingly has hereunto set his hand this 20th day of November, 1997.



                                             /s/ Robert C. Scherer
                                            --------------------------------
                                              Robert C. Scherer
                                              Sole Incorporator